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                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference and use of our report dated August 26, 1998 on the consolidated financial statements of Perrigo Company and subsidiaries which appears on page 33 of this Form 10-K for the year ended June 30, 1998 in the previously filed registration statements for that company's 1988 Employee Incentive Stock Option Plan, as amended (Registration No. 33-46265), 1989 Non-qualified Stock Option Plan for Directors as amended (Registration No. 33-46264), Investment Plan and Trust (Registration No. 33-46262), Cumberland-Swan, Inc. Retirement Income Savings Plan (Registration No. 33-46263) and Perrigo Company Missouri, Inc. Investment Plan (Registration No. 33-90886).



                                             By: /s/BDO Seidman, LLP
                                                ----------------------------
                                                 BDO Seidman, LLP



Grand Rapids, Michigan
October 6, 1998






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